Exhibit 5.1

May 24, 2021

Grom Social Enterprises, Inc.

2060 NW Boca Raton Blvd., #6

Boca Raton, Florida 33431

Re:	Grom Social Enterprises, Inc.

Registration Statement on Form S-1 (File No. 333-253154)

Ladies and Gentlemen:

We have acted as counsel to Grom Social Enterprises, Inc., a Florida corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1, Registration No. 333-253154 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), initially filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 16, 2021, as thereafter amended or supplemented. The Registration Statement relates to the registration of the proposed offer and sale of (i) a proposed maximum aggregate offering price of $10,000,000 of units (“Units”), with each Unit being comprised of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock” and each such share of Common Stock, a “Unit Share” and collectively, the “Unit Shares”), and one warrant (collectively, the “Unit Warrants”) to purchase one share of Common Stock (the shares issuable upon exercise of the Unit Warrants, the “Unit Warrant Shares”) that will be issued under the warrant agency agreement (the “Warrant Agreement”), to be dated on or about the date of the first issuance of the Units, by and between the Company and Equiniti Trust Company, as warrant agent (the “Warrant Agent”), (ii) a proposed maximum aggregate offering price of $1,500,000 of Units, with each Unit being comprised of one Unit Share and one Unit Warrant to purchase one Unit Warrant Share, for which the Representative (as defined below) has been granted an over-allotment option, (iii) a proposed maximum aggregate offering price of $600,000 of Common Stock issuable upon the exercise of warrants (the “Underwriter Warrants”) to purchase shares of Common Stock (the “Underwriter Warrant Shares”), to be issued to Kingswood Capital Markets, division of Benchmark Investments, Inc. (the “Representative”), or its designees, as compensation for its services pursuant to the underwriting agreement to be entered into by and between the Company and the Representative (the “Underwriting Agreement”), (iv) a proposed maximum aggregate offering price of $90,000 of Common Stock issuable upon the exercise of Underwriter Warrants to purchase Underwriter Warrant Shares to be issued to the Representative, or its designees, as compensation for its services pursuant to the Underwriting Agreement, in the event the Representative exercises its over-allotment option, (v) 955,142 shares of Common Stock (the “Conversion Shares”) issuable upon conversion of convertible notes (the “Convertible Notes”) held by the selling shareholders identified in the Registration Statement (the “Selling Shareholders”), and (vi) 581,789 shares of Common Stock (the “Selling Shareholder Warrant Shares”) issuable upon the exercise of warrants held by the Selling Shareholders (the “Selling Shareholder Warrants”). The Units, the Unit Shares, the Unit Warrants, the Unit Warrant Shares, the Underwriter Warrants, the Underwriter Warrant Shares, the Conversion Shares and the Selling Shareholder Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Articles of Incorporation and Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement, (v) the form of the Warrant Agreement, (vi) the forms of the Unit Warrants, the Underwriter Warrants, the Convertible Notes and the Selling Stockholder Warrants, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.	When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Unit Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company, or a duly authorized committee thereof, and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

2.	When the Underwriting Agreement and Warrant Agreement have been duly executed and delivered by the respective parties thereto, the Unit Warrants have been duly executed by the Company and delivered to and paid for by the Representative pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company, or a duly authorized committee thereof, and as contemplated by the Underwriting Agreement, the Unit Warrants and the Unit Warrant Shares will have been duly authorized and if, as and when issued in accordance with the terms of the Unit Warrants, the Unit Warrant Shares will be validly issued, fully paid and non-assessable.

3.	When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Underwriter Warrants have been duly executed by the Company and delivered to and paid for by the Representative pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement and the Underwriter Warrants, the Underwriter Warrants and the Underwriter Warrant Shares will have been duly authorized and if, as and when issued in accordance with the terms of the Underwriter Warrants, the Underwriter Warrant Shares will be validly issued, fully paid and non-assessable.

4.	When issued and delivered to and paid for by the Selling Shareholders in accordance with the terms of the Convertible Notes, the Conversion Shares will be validly issued, fully paid and non-assessable.

5.	When issued and delivered to and paid for by the Selling Shareholders in accordance with the terms of the Selling Shareholder Warrants, the Selling Shareholder Warrant Shares will be validly issued, fully paid and non-assessable.

We are attorneys admitted to practice in New York. We are familiar with the applicable provisions of the Florida Business Corporation Act and reported judicial decisions interpreting those laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Florida corporation. We express no opinion other than as to the federal laws of the United States of America, the laws of New York State, and the Florida Business Corporation Law, as such laws presently exist and to the facts as they presently exist.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ The Crone Law Group, P.C.

THE CRONE LAW GROUP, P.C.

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